Earnings Presentation SECOND QUARTER 2026 MFA 2026 Earnings Call Q2 ex99-2

2 Q3 2022 Financial Snapshot Forward-looking statements When used in this presentation or other written or oral communications, statements that are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” the negative of these words or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements include information about possible or assumed future results with respect to MFA’s business, financial condition, liquidity, results of operations, plans and objectives. Among the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements that we make are: general economic developments and trends, including the current tensions in international trade and the performance of the labor, housing, real estate, mortgage finance and broader financial markets; inflation, increases in interest rates and changes in the market (i.e., fair) value of MFA’s residential whole loans, MBS, securitized debt and other assets, as well as changes in the value of MFA’s liabilities accounted for at fair value through earnings; the effectiveness of hedging transactions; changes in the prepayment rates on residential mortgage assets, an increase of which could result in a reduction of the yield on certain investments in its portfolio and could require MFA to reinvest the proceeds received by it as a result of such prepayments in investments with lower coupons, while a decrease in which could result in an increase in the interest rate duration of certain investments in MFA’s portfolio making their valuation more sensitive to changes in interest rates and could result in lower forecasted cash flows; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates and loss severities on the mortgage loans in MFA’s residential whole loan portfolio; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA’s business (including as a result of the current U.S. administration); MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals or whole loan modifications, foreclosures and liquidations; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board of Directors deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the “Investment Company Act”), including statements regarding the concept release issued by the Securities and Exchange Commission (“SEC”) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to continue growing its residential whole loan portfolio, which is dependent on, among other things, the supply of loans offered for sale in the market; targeted or expected returns on our investments in recently-originated mortgage loans, the performance of which is, similar to our other mortgage loan investments, subject to, among other things, differences in prepayment risk, credit risk and financing costs associated with such investments; risks associated with the ongoing operation of Lima One Holdings, LLC (including, without limitation, industry competition, unanticipated expenditures relating to or liabilities arising from its operation (including, among other things, a failure to realize management’s assumptions regarding expected growth in business purpose loan (BPL) origination volumes and credit risks underlying BPLs, including changes in the default rates and management’s assumptions regarding default rates and loss severities on the BPLs originated by Lima One); expected returns on MFA’s investments in nonperforming residential whole loans (“NPLs”), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; risks associated with our investments in loan originators; risks associated with investing in real estate assets generally, including changes in business conditions and the general economy; and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the SEC. These forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account information currently available. Readers and listeners are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Q3 2022 Financial Snapshot Hybrid mortgage REIT with extensive experience in managing residential mortgage assets through economic cycles See page 22 for endnotes Q2 Financial Highlights GAAP Book Value $12.71 per common share Economic Book Value1 $13.20 per common share Total Economic Return2 2.6% Q2 2026 Recourse Leverage3 3.0x as of June 30, 2026 Ke y M et ric s GAAP Net Income4 $0.35 per common share Distributable Earnings5 $0.12 per common share Distributable earnings prior to realized credit losses6 $0.35 per common share Dividend Yield 15.8% as of August 4, 2026 Fi na nc ia l M et ric s Agency MBS $892M acquired in Q27 Non-QM Loans $462M acquired in Q2 Business Purpose Loans $316M originated in Q28 Liquidity9 $435M as of June 30, 2026 Po rt fo lio H ig hl ig ht s

4 Q2 Company Highlights Reduction in Legacy Multifamily Exposure  Repurchased 529,378 common shares in Q2 Share Repurchases  Deployed additional capital into target assets Investment Portfolio Growth Resolution of Non-Performing LoansLima One Growth Expense Reductions10  Cumulative G&A reductions exceed $5M per quarter  Now comprises 2% of our investment portfolio  Resolved nearly $200M of previously delinquent loans 7.8% 7.0% Q1 2026 Q2 2026 Loan Portfolio 60+ DQ Rate  Origination volume grew by 44% to $316M $765M $458M $360M Q2 2025 Q1 2026 Q2 2026 Multifamily Portfolio UPB 102.7M 101.6M 101.1M Q2 2025 Q1 2026 Q2 2026 Shares Outstanding $219M $316M Q1 2026 Q2 2026 Origination Volume $10.8B $12.5B $13.0B Q2 2025 Q1 2026 Q2 2026 Investment Portfolio $33M $30M $26M 2024 2025 Q2 2026 Quarterly G&A Expenses

5  Acquired over $1.6B of residential mortgage loans and securities  Added $714M of Agency MBS and $178M TBA position  Purchased $462M of Non-QM loans  Lima One originated $316M8 of new business purpose loans  Portfolio runoff and asset sales of $884M  Sold $94M of newly-originated SFR loans  Liquidated $31M of REO properties  Current rate environment provides opportunities to add new assets at attractive yields  Average coupon on all loans acquired in Q2 was 7.7%  Incremental ROE for new investments expected to be mid-teens  Loan portfolio 60+ day delinquency rate declined to 7.0% Q Q2 Portfolio Highlights $13B Investment Portfolio at June 3011Q2 Portfolio Activity Non-QM Loans $5.7B Agency MBS $4.1B Multifamily Transitional Loans $0.3B Other $0.2B Seasoned RPL/NPL $0.9B Single-family Rental Loans $1.2B Single-family Transitional Loans $0.6B

6 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 $10.0 $11.0 $12.0 Agency Repo MTM Financing Non-MTM Financing Securitized Debt Other 89% 89% 37% 98% 2% 7% 9% 11% 9% 56% 91% 2% Non-QM loans Single-family Rental Loans Single-family Transitional Loans Multifamily Transitional Loans Seasoned RPL/NPL Loans Securitized Debt Non-MTM Financing MTM Financing  Issued two securitizations in Q2  Securitized $309M of newly originated Non-QM loans  Re-securitized $508M of seasoned SFR loans after calling three prior issuances, unlocking $48M of capital and additional financing capacity while reducing MTM borrowing by $94M  Continued emphasis on securitized debt and other forms of non-mark- to-market (non-MTM)12 borrowing against our loan portfolio  Recourse leverage3 was 3.0x, compared to 2.7x at 3/31  Higher allocation toward Agency MBS drove increase  $5.7B interest rate derivatives position at June 30  Net addition of $538M of new hedges expiring in 3-10 years  Generated net positive carry of $11M  Net portfolio duration estimated to be 0.94 years at June 30 Q2 Liability Highlights Loan Portfolio Financing SourcesLiability Activity $6.7B Non- MTM All Liabilities ($B) $5.2B MTM

MFA FINANCIAL, INC.

Q2 Lima One Highlights

Single-family Transitional

New Construction Loans	New Rehab Loans	New Bridge Loans	Average Coupon
$137M	$55M	$28M	9.5% *for Q2 originations*

Single-family Rental

Rental Loans Originated	Rental Loans Sold	Gain-on-sale Income	Average Coupon
$96M	$94M	$2.3M	6.9% *for Q2 originations*

Total Origination Volume[8]

$316M

Other Highlights

- Origination volume grew by 44%
- Mortgage banking income rose to $8.4M, up from $7.7M in Q1
- Monthly submissions and origination pipeline remain robust

7

8 $2.4B $1.8B $2.2B $1.9B $0.5B $0.1B $0.1B <50% 50-60% 60-70% 70-80% 80-90% 90-100% >100 % CA 32% FL 15%TX 6% NY 4% GA 4% Other 39% Prior to 2021 18% 2021 18% 2022 12%2023 10% 2024 10% 2025 21% 2026 11% Q3 2022 Financial Snapshot Q2 Loan Portfolio Credit Metrics LTV by Loan Product Type13 LTV Distribution13 State Concentration14 60+ Day Delinquency Rate Coupon Distribution Origination Year 7.5% 7.3% 6.8% 7.1% 7.8% 7.0% Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 $1.8B $1.0B $1.7B $2.0B $1.1B $0.6B $0.8B <5% 5%-6% 6%-7% 7%-8% 8%-9% 9%-10% >10% 61% 59% 68% 90% 49% 61% Non-QM Loans Single-family Rental Loans Single-family Transitional Loans Multifamily Transitional Loans Seasoned RPL/NPL Total

MFA FINANCIAL, INC.

Q2 Loan Portfolio Statistics

	Non-QM Loans	Single-family Rental Loans	Single-family Transitional Loans	Multifamily Transitional Loans	Seasoned RPL/NPL	Total Loans[15]
Portfolio Statistics			as of June 30, 2026			
UPB	$5.7B	$1.2B	$672M	$360M	$1.0B	$9.0B
Average loan balance	$522K	$228K	$438K	$3.6M	$186K	$383K
Gross coupon	6.82%	6.37%	10.10%	10.10%	5.08%	6.94%
Quarterly yield	5.79%	6.05%	9.25%	6.69%	7.74%	6.30%
LTV[13]	61%	59%	68%	90%	49%	61%
Original FICO score	740	741	754	750	646	731
Loan age (months)	31	46	13	39	240	56
3-month prepayment rate[16]	18 CPR	12 CPR	67 CPR	46 CPR	8 CPR	10 CPR
60+ days delinquent	4.2%	2.5%	13.7%	24.4%	17.3%	7.0%
REO properties[17]	$13M	$13M	$30M	$30M	$42M	$128M

Additional Statistics			as of June 30, 2026			
Unfunded Commitments[18]	-	-	$314M	$16M	-	$330M
First lien position	99%	100%	100%	100%	100%	99%
Fixed rate	89%	77%	100%	100%	84%	88%
Hybrid ARMs	11%	23%	-	-	16%	12%
Purchase	52%	17%	46%	69%	34%	45%
Cash-out refinance	37%	70%	15%	14%	33%	38%
Extended UPB[19]	-	-	24%	84%	-	-

Q2 2026 Highlights

- Non-QM Loans:
  - Acquired $462M of new loans with average LTV of 67% and average coupon of 6.9%
  - Issued our 24th Non-QM securitization collateralized by $309M of loans
- Single-family Rental Loans:
  - Lima One originated $96M of loans with average LTV of 71% and average coupon of 6.9%
  - Sold $94M of newly-originated loans
- Single-family Transitional Loans:
  - Lima One originated $220M of new loans[8]
  - $172M of principal repayments
- Multifamily Transitional Loans:
  - Resolved $65M of previously delinquent loans
  - Portfolio remains in wind-down
- Seasoned RPL/NPL:
  - 97% of loans purchased between 2014-2019 are performing, paid in full, REO or liquidated
  - Delinquency rate for remaining portfolio declined to 17.3% from 19.0% in Q1

9

10 Q3 2022 Financial Snapshot Q2 Agency MBS Highlights  Acquired $714M of Agency MBS and increased TBA position by $178M  Purchases again consisted primarily of low “pay-up” (premium to TBA price) specified pools  Agency MBS now comprises 31% of our investment portfolio  Complementary to our less liquid, more credit-sensitive assets  Expected levered returns in the mid-teens HighlightsPortfolio Statistics as of June 30, 2026 Current face $4.1B Fair value $4.1B TBA position (notional) $478M Average coupon 5.30% Quarterly yield 5.31% Loan age (months) 14 3-month CPR 10.6% Purchase price 99.9% Agency MBS Spread20 Portfolio Growth Coupon Distribution Specified Pool Type 0 50 100 150 200 250 300 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 2022 2024 2026 Spread as of 8/4/2026 5.0% Coupon 5.5% Coupon 6.0% Coupon Other Bank-Originated 8% High LTV 50% Social Mission 23% Other 19% $2.2B $3.3B $3.5B $4.1B Q3 2025 Q4 2025 Q1 2026 Q2 2026

11 Appendix James Casebere, Landscape with Houses (Dutchess County, NY) #2, 2010 (detail)

12 MFA Overview  MFA Financial, Inc. (NYSE: MFA) is an internally managed real estate investment trust (REIT) that invests in U.S. residential mortgage assets  MFA focuses primarily on credit-sensitive subsectors in which it tries to avoid direct competition with banks and GSE’s  MFA has deep expertise in residential credit and a long track record of investing in new asset classes when compelling opportunities arise  Since its IPO in 1998, MFA has distributed over $5B of dividends to its stockholders  MFA is a leading investor in Non-QM loans, residential mortgage loans that do not meet the CFPB “qualified mortgage” definition  MFA acquires Non-QM loans through flow and mini-bulk arrangements with a select group of originators with which it holds strong relationships  MFA has completed 24 securitizations collateralized by $8.8B UPB of Non-QM loans since 2020  In 2021, MFA acquired Lima One, a leading nationwide originator of business purpose loans (BPLs) with nearly $12B8 of originations since its formation in 2010  Products include short-term bridge, construction and rehab loans on single-family and multifamily properties (collectively “Residential Transitional Loans”)  Lima also originates 30-year rental loans (SFR loans) on 1-4 family residential properties  Residential mortgage-backed securities issued and guaranteed by Fannie Mae and Freddie Mac Non-QM Loans Lima One Capital Agency MBS  Between 2014-2019, MFA acquired credit- impaired loans originated prior to 2010  Loans were purchased from banks, GSEs and other lenders at significantly discounted prices to UPB Seasoned RPL/NPL

MFA
FINANCIAL, INC.

Lima One: Leading Nationwide BPL Originator and Servicer

LIMA ONE CAPITAL

Fully Integrated BPL Platform

- Lima One is an industry-leading business purpose lender wholly-owned by MFA and headquartered in Greenville, S.C.
- Lima operates an efficient and scalable platform with over 200 employees, including in-house sales, underwriting, servicing and construction management teams
- Lima provides MFA with access to organically-created, high-yielding loans, substantially below the cost to purchase from third-party lenders
- Lima has originated over $8B since MFA's acquisition in 2021 and nearly $12B since its formation in 2010[8]

Product Offerings

- Lima One offers a diverse selection of both short-term and long-term financing solutions to experienced real estate investors and developers across the U.S.
- Products include rehab loans, construction loans, bridge loans, single-family rental loans and multifamily loans


Fix & Flip
INVESTMENTS
Ground-Up
CONSTRUCTION
Rental
PROPERTIES
Multifamily
PROPERTIES

Origination Volume Since MFA's Acquisition


$9B
$8B
$7B
$6B
$5B
$4B
$3B
$2B
$1B
-
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026

Geographic and Borrower Diversity

- No state concentration above 15% and no borrower concentration above 2%


WA
OR
CA
NV
ID
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
ME
NJ
DE
MD
DC
HI
Concentration
10% to 15%
5% to 10%
Below 5%
No loans

13

14 Select Financial Metrics Asset Yield and Effective Cost of Funds Net Interest Income GAAP and Economic Book Value1 (per share) Portfolio Composition Net Interest Spread Distributable Earnings5,6 (per share) 6.50% 6.20% 6.08% 5.96% 4.64% 4.51% 4.44% 4.40% Q3 2025 Q4 2025 Q1 2026 Q2 2026 Asset Yield Effective Cost of Funds $13.13 $13.20 $12.70 $12.71 $13.69 $13.75 $13.22 $13.20 Q3 2025 Q4 2025 Q1 2026 Q2 2026 GAAP Book Value Economic Book Value $57M $55M $59M $59M Q3 2025 Q4 2025 Q1 2026 Q2 2026 $0.20 $0.27 $0.30 $0.12 $0.30 $0.30 $0.34 $0.35 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Distributable Earnings Distributable Earnings prior to realized credit losses 19% 27% 28% 31% 81% 73% 72% 69% Q3 2025 Q4 2025 Q1 2026 Q2 2026 Agency MBS Residential Whole Loans 1.86% 1.69% 1.64% 1.56% Q3 2025 Q4 2025 Q1 2026 Q2 2026

15 Asset Composition Investment Portfolio Equity Allocation  Increased portfolio allocation  Net equity allocated grew from $207M to $450M since Q2 2025, reflecting an increase of 117% year over year  Now our second largest asset class after Non-QM  Asset base decreased from $731M in Q2 2025 to $321M in Q2 2026  Net equity allocated dropped from $150M to $84M since Q2 2025  Portfolio remains in wind-down Non-QM Loans Agency MBS Single-family Rental Loans Seasoned RPL/NPL Single-family Transitional Loans Multifamily Transitional Loans Agency MBS Multifamily Transitional Loans 8.2% 4.7% Q2 2025 Q2 2026 Multifamily Equity Allocation $0.3B $0.6B $0.9B $1.2B $4.1B $5.7B $0.7B $0.9B $1.0B $1.3B $1.7B $4.8B Q2 2025 Q2 2026 11.4% 25.3% Q2 2025 Q2 2026 Agency MBS Equity Allocation

MFA FINANCIAL, INC.

MFA Securitizations Outstanding

Securitization Name	Loan Product Type	Settlement Date	Original Collateral UPB ($M)[21]	Current Collateral UPB ($M)[21]	Bonds Sold ($M)	Original UPB Sold (%)[22]	Outstanding Balance of Bonds Sold ($M)	Weighted Average Coupon (WAC) of Outstanding Bonds Sold	WAC of Underlying Loans	Callable Date
MFRA 2020-NQM1	Non-QM	Sep-20	391	70	373	95%	52	3.27%	6.51%	Currently Callable
MFRA 2020-NQM2	Non-QM	Oct-20	570	106	535	94%	70	2.81%	6.65%	Currently Callable
MFRA 2020-NQM3	Non-QM	Dec-20	381	84	359	94%	62	2.24%	6.19%	Currently Callable
MFRA 2021-INV1	SFR	Feb-21	217	43	198	91%	23	2.14%	7.23%	Currently Callable
MFRA 2021-NQM1	Non-QM	Apr-21	394	102	371	94%	79	1.96%	6.26%	Currently Callable
MFRA 2021-RPL1	RPL	Jun-21	473	237	435	92%	184	1.54%	5.08%	20% Clean-up Call
MFRA 2021-NQM2	Non-QM	Aug-21	289	113	277	96%	101	1.46%	5.22%	Currently Callable
MFRA 2021-AEINV1	Agency Eligible	Oct-21	312	240	297	95%	N/A	1.43%	3.27%	N/A
MFRA 2021-INV2	SFR	Nov-21	284	175	260	92%	150	2.27%	5.22%	Currently Callable
MFRA 2021-AEINV2	Agency Eligible	Dec-21	340	266	323	95%	N/A	1.52%	3.46%	N/A
MFRA 2022-CHM1	Non-QM	Mar-22	237	138	204	86%	105	4.85%	5.16%	Currently Callable
MFRA 2022-NQM1	Non-QM	Mar-22	333	199	310	93%	176	4.74%	4.57%	Currently Callable
MFRA 2022-INV1	SFR	Apr-22	258	165	224	87%	133	4.57%	4.80%	Currently Callable
MFRA 2022-NQM2	Non-QM	Jun-22	541	383	398	74%	262	5.00%	4.28%	Currently Callable
MFRA 2022-RPL1	RPL	Jul-22	336	199	307	91%	180	3.44%	4.95%	Currently Callable
MFRA 2023-NQM2	Non-QM	May-23	372	247	309	83%	184	4.66%	5.11%	Currently Callable
MFRA 2023-INV2	SFR	Sep-23	215	163	191	89%	140	7.09%	8.01%	Sep-26
MFRA 2023-NQM3	Non-QM	Sep-23	387	225	343	89%	182	6.77%	7.72%	Aug-26
MFRA 2023-NQM4	Non-QM	Dec-23	295	172	268	91%	146	6.39%	7.89%	Dec-26
MFRA 2024-NQM1	Non-QM	Apr-24	365	199	331	91%	165	6.76%	7.97%	Apr-27
MFRA 2024-RPL1	RPL	Jul-24	303	239	259	85%	214	4.25%	5.04%	30% Clean-up Call
MFRA 2024-NQM2	Non-QM	Sep-24	340	170	321	94%	150	5.45%	8.36%	Aug-27
MFRA 2024-NPL1	NPL	Oct-24	424	325	306	72%	243	6.33%	5.27%	Currently Callable
MFRA 2024-RTL3	Transitional	Nov-24	250	250	202	81%	202	5.97%	10.20%	Oct-26
MFRA 2024-NQM3	Non-QM	Dec-24	380	277	354	93%	252	5.91%	7.81%	Dec-27
MFRA 2025-NQM1	Non-QM	Mar-25	305	242	283	93%	220	5.61%	7.42%	Feb-28
MFRA 2025-NQM2	Non-QM	May-25	318	244	291	92%	217	5.77%	7.49%	May-28
MFRA 2025-NQM3	Non-QM	Aug-25	350	316	322	92%	288	5.44%	7.55%	Jul-28
MFRA 2025-NQM4	Non-QM	Sep-25	371	312	351	95%	292	5.32%	7.52%	Sep-28
MFRA 2025-NQM5	Non-QM	Dec-25	446	401	424	95%	378	5.26%	7.30%	Nov-28
MFRA 2026-NQM1	Non-QM	Mar-26	345	336	326	94%	318	5.12%	7.07%	Feb-29
MFRA 2026-NQMR1	Non-QM	Mar-26	413	394	385	93%	366	5.51%	5.82%	Mar-29
MFRA 2026-INVR1	SFR	May-26	508	496	483	95%	470	5.52%	6.55%	Apr-29
MFRA 2026-NQM2	Non-QM	Jun-26	309	307	289	94%	287	5.56%	6.75%	May-29
Total			12,052	7,835	10,909	91%	6,291	5.07%	6.34%	

16

17 2021 15% 2022 32% 2023 42% 2024 11% Prior to 2022 36% 2022 40% 2023 16% 2024-2025 3% 2026 5% 3.2% 2.5% 2.6% 2.5% Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2022 Financial Snapshot Supplemental Loan Portfolio Data Product Type Origination Year Product Type Origination Year 60+ Day Delinquency by Asset Class (% and UPB) Resolution Status23 Non-QM Loans Single-family Rental Loans Single-family Transitional Loans Multifamily Transitional Loans Seasoned RPL/NPL $209M $222M $224M $241M $40M $31M $32M $29M $103M $84M $106M $92M $47M $88M $137M $88M $217M $214M $203M $180M PIF 36% Liquidated/REO 35% Performing 26% Non-Performing 3% Bank Statement 42% DSCR 27% Full Doc 11% Asset Depletion 4% Other 16% 4.1% 4.2% 4.1% 4.2% Q3 2025 Q4 2025 Q1 2026 Q2 2026 7.4% 16.5% 30.0% 24.4% Q3 2025 Q4 2025 Q1 2026 Q2 2026 12.8% 11.5% 15.8% 13.7% Q3 2025 Q4 2025 Q1 2026 Q2 2026 Ground-up Construction Loans 48% Rehab Loans 30% Bridge Loans 22% 19.2% 19.5% 19.0% 17.3% Q3 2025 Q4 2025 Q1 2026 Q2 2026

MFA FINANCIAL, INC.

Reconciliation of GAAP Net Income to non-GAAP Distributable Earnings and Distributable Earnings Prior to Realized Credit Losses

"Distributable earnings" is a non-GAAP financial measure of our operating performance, within the meaning of Regulation G and Item 10(e) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Distributable earnings is determined by adjusting GAAP net income/(loss) by removing certain unrealized gains and losses, primarily on residential mortgage investments, associated debt, and hedges that are, in each case, accounted for at fair value through earnings, certain realized gains and losses, as well as certain non-cash expenses and securitization-related transaction costs. Realized gains and losses arising from loans sold to third-parties by Lima One shortly after the origination of such loans are included in Distributable earnings. The transaction costs are primarily comprised of costs only incurred at the time of execution of our securitizations and include costs such as underwriting fees, legal fees, diligence fees, bank fees and other similar transaction related expenses. These costs are all incurred prior to or at the execution of our securitizations and do not recur. Beginning in the first quarter of 2026, losses/(gains) recognized in GAAP Net income/(loss) related to the extinguishment of debt were also included in the adjustments for Securitized debt held at fair value and Securitization-related transaction costs. Prior periods have been revised to reflect the current presentation. TBA dollar roll income, which represents the economic equivalent of interest income earned on Agency MBS forward transactions, is also included in Distributable Earnings. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from Distributable earnings. Management believes that the adjustments made to GAAP earnings result in the removal of (i) income or expenses that are not reflective of the longer term performance of our investment portfolio, (ii) certain non-cash expenses, and (iii) expense items required to be recognized solely due to the election of the fair value option on certain related residential mortgage assets and associated liabilities. Distributable earnings is one of the factors that our Board of Directors considers when evaluating distributions to our shareholders. Accordingly, we believe that the adjustments to compute Distributable earnings specified below provide investors and analysts with additional information to evaluate our financial results.

Beginning in the first quarter of 2026, we have also reported a Distributable earnings prior to realized credit losses metric, whereby an adjustment is made to reported Distributable Earnings to exclude realized credit losses, net of recoveries for all residential whole loans held at fair value. Prior periods have been revised to reflect the current presentation. Management believes Distributable earnings prior to realized credit losses provides users of our financial statements with meaningful information to consider in addition to Net income/(loss) and cash flows from operating activities in accordance with GAAP. Distributable earnings prior to realized credit losses is one of the factors that our Board of Directors considers when evaluating distributions to our shareholders. As the timing of a realized credit loss on a loan can differ significantly from when the initial fair value adjustment with respect to a loan is reflected in GAAP net income/(loss), management believes that adjusting Distributable earnings for the realized credit losses described above can help readers better understand the operating results of our business prior to the impact of realized credit losses, as well as evaluate and compare the performance of our Company and our peers.

Distributable earnings and Distributable earnings prior to realized credit losses should be used in conjunction with results presented in accordance with GAAP. Distributable earnings and Distributable earnings prior to realized credit losses do not represent and should not be considered as a substitute for net income or cash flows from operating activities, each as determined in accordance with GAAP, and our calculation of these measures may not be comparable to similarly titled measures reported by other companies.
The following table provides a reconciliation of GAAP net (loss)/income used in the calculation of basic EPS to our non-GAAP Distributable earnings for the quarterly periods presented.

($ in millions, except per share amounts)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
GAAP Net income/(loss) used in the calculation of basic EPS	35.9	($11.7)	$43.4	$37.0	$22.4
Adjustments:					
Unrealized and realized gains and losses on:					
Residential whole loans held at fair value	21.0	34.8	(4.4)	(41.3)	(33.6)
Securities held at fair value	4.4	38.8	(14.9)	(17.8)	(4.0)
Residential whole loans and securities at carrying value	-	-	(1.4)	(0.7)	0.3
Derivative instruments	(34.5)	(21.3)	0.7	14.8	32.5
Securitized debt held at fair value	(27.3)	(22.9)	(1.6)	21.3	3.7
Other portfolio investments	(0.5)	(0.6)	0.6	0.5	(2.6)
Other adjustments:					
TBA dollar roll income	1.0	-	-	-	-
Amortization of intangible assets	0.3	0.3	0.3	0.3	0.8
Equity based compensation	2.2	6.3	1.9	1.9	2.3
Securitization-related transaction costs	4.1	3.9	2.6	3.7	1.9
Depreciation	5.6	3.5	1.0	1.3	1.1
Total adjustments	($23.7)	$42.8	($15.2)	($16.0)	$2.4
Distributable earnings	$12.2	$31.1	$28.2	$21.0	$24.8
Adjustment - realized credit losses on Residential whole loans at fair value, net of recoveries	24.5	4.4	3.0	10.1	9.8
Distributable earnings prior to credit losses	$36.7	$35.5	$31.2	$31.1	$34.6
GAAP earnings/(loss) per basic common share	$0.35	($0.11)	$0.42	$0.36	$0.22
Distributable earnings per basic common share	$0.12	$0.30	$0.27	$0.20	$0.24
Distributable earnings prior to credit losses per basic common share	$0.35	$0.34	$0.30	$0.30	$0.33
Weighted average common shares for basic earnings per share	103.7	104.3	103.1	103.7	103.7

18

Reconciliation of GAAP Book Value to Economic Book Value

"Economic book value" is a non-GAAP financial measure of our financial position. To calculate our Economic book value, our portfolios of Residential whole loans and securitized debt held at carrying value are adjusted to their fair value, rather than the carrying value that is required to be reported under the GAAP accounting model applied to these financial instruments. These adjustments are also reflected in the table below in our end of period stockholders' equity. Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for all of our investment activities, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of GAAP book value per common share to our non-GAAP Economic book value per common share as of the end of each quarter since Q2 2025.

($ in millions, except per share amounts)	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25
GAAP Total Stockholders' Equity	$1,776.1	$1,779.4	$1,827.7	$1,821.5	$1,822.1
Preferred Stock, liquidation preference	(491.6)	(489.3)	(485.3)	(479.9)	(475.0)
GAAP Stockholders' Equity for book value per common share	$1,284.5	$1,290.1	$1,342.4	$1,341.6	$1,347.1
Adjustments:					
Fair value adjustment to Residential whole loans, at carrying value	2.4	7.6	10.1	8.7	1.8
Fair value adjustment to Securitized debt, at carrying value	47.5	45.2	45.7	48.5	57.1
Stockholders' Equity including fair value adjustments to Residential whole loans and Securitized debt held at carrying value (Economic book value)	$1,334.4	$1,342.9	$1,398.2	$1,398.8	$1,406.0
GAAP book value per common share	$12.71	$12.70	$13.20	$13.13	$13.12
Economic book value per common share	$13.20	$13.22	$13.75	$13.69	$13.69
Number of shares of common stock outstanding	101.1	101.6	101.7	102.2	102.7

19

20 Book Value and Economic Book Value Rollforward GAAP Economic Book value per common share as of 3/31/26 $12.70 $13.22 Net income available to common shareholders 0.36 0.36 Common stock dividends declared (0.36) (0.36) Fair value changes attributable to residential mortgage securities and other 0.01 0.01 Change in fair value of residential whole loans reported at carrying value under GAAP — (0.05) Change in fair value of securitized debt at carrying value under GAAP — 0.02 Book value per common share as of 6/30/26 $12.71 $13.20

21 GAAP Segment Reporting (Dollars in millions) Mortgage- Related Assets Lima One Corporate Total Three months ended 6/30/26 Interest Income $155.4 $39.9 $1.5 $196.8 Interest Expense 108.3 25.3 4.6 138.2 Net Interest Income/(Expense) $47.1 $14.6 $(3.1) $58.6 (Provision)/Reversal of Provision for Credit Losses on Residential Whole Loans 0.1 - - 0.1 Net Interest Income/(Expense) after Reversal of Provision/(Provision) for Credit Losses $47.2 $14.6 $(3.1) $58.7 Net gain/(loss) on residential whole loans measured at fair value through earnings (26.8) (18.7) - (45.5) Impairment and other net gain on securities and other portfolio investments (4.4) - 0.5 (3.9) Net gain/(loss) on real estate owned 0.5 (2.0) - (1.5) Net gain/(loss) on derivatives 40.0 4.6 - 44.6 Net gain/(loss) on securitized debt measured at fair value through earnings 20.9 4.4 - 25.3 Lima One mortgage banking income - 8.4 - 8.4 Net realized gain/(loss) on residential whole loans held at carrying value - - - - Other, net (0.3) 1.7 0.9 2.3 Total Other Income/(Loss), net $29.9 $(1.6) $1.4 $29.7 Compensation and benefits - 8.9 9.1 18.0 General and administrative expenses - 4.1 9.1 13.2 Loan servicing, financing, and other related costs 3.8 2.2 4.1 10.1 Amortization of intangible assets - 0.3 - 0.3 Income/(loss) before income taxes $73.3 $(2.5) $(24.0) $46.8 Provision for/(benefit from) income taxes - - - - Net Income/(Loss) $73.3 $(2.5) $(24.0) $46.8 Less Preferred Stock Dividend Requirement - - 10.6 10.6 Net Income/(Loss) Available to Common Stock and Participating Securities $73.3 $(2.5) $(34.6) $36.2

22 Endnotes 1) Economic book value (EBV) is a non-GAAP financial measure. Refer to slide 19 for further information regarding the calculation of this measure and a reconciliation to GAAP book value. 2) Total economic return is calculated as the quarterly change in EBV plus common dividends declared during the quarter divided by EBV at the start of the quarter. 3) Recourse leverage is the ratio of MFA’s financing liabilities (excluding non-recourse debt) to net equity. Including securitized debt, MFA’s overall leverage ratio at June 30, 2026 was 6.6x. 4) GAAP net income is presented per basic and diluted common share. 5) Distributable earnings is a non-GAAP financial measure. Refer to slide 18 for further information regarding the calculation of this measure and a reconciliation to GAAP net income. Distributable earnings is presented per basic common share. 6) Distributable earnings prior to realized credit losses is a non-GAAP financial measure. Refer to slide 17 for further information regarding the calculation of this measure and a reconciliation to GAAP net income. 7) Includes $714M of Agency MBS plus forward contracts in the TBA securities market with a notional amount of $178M. 8) Origination amount is based on the maximum loan amount, which includes amounts initially funded plus any committed but undrawn amounts. $185M of funded originations occurred during Q2 2026 and $84M of draws were funded during Q2 2026 on previously originated Transitional loans. 9) Liquidity includes $141.2M of unrestricted cash and $294.1M of unpledged Agency MBS at June 30, 2026. 10) G&A figures for 2024 and 2025 represent quarterly averages during those years. $26M figure for Q2 2026 excludes $5M of one-time accelerated depreciation for FF&E at former corporate headquarters. Inclusive of that accelerated depreciation, G&A expense for Q2 2026 was $31M. 11) Amounts presented reflect the aggregation of fair value and carrying value amounts as presented in MFA’s consolidated balance sheet at June 30, 2026. 12) Non-MTM refers to financing arrangements not subject to margin calls based on changes in the fair value of the financed residential whole loans. Such agreements may experience changes in advance rates or collateral eligibility due to factors such as changes in the delinquency status of the financed residential whole loans. 13) Loan-to-value (LTV) ratio reflects principal amortization and estimated home price appreciation (or depreciation). Zillow Home Value Index (ZHVI) is utilized to estimate updated LTVs for Non-QM, SFR and Seasoned RPL/NPL assets. For Transitional loans, LTV reflects either the current unpaid principal balance (UPB) divided by the most recent as-is property valuation available, which may be at the time of origination, or the maximum UPB divided by the most recent after repaired value (ARV) available, which may be at the time of origination. 14) State concentration measured by loan balance. All states in “Other” category have concentrations below 4%. 15) Total also includes Agency-eligible investor loans, which had a fair value of $49M as of June 30, 2026. 16) CPR includes all principal repayments. 17) Balance sheet carrying value of real estate owned (REO) properties at June 30, 2026. 18) Undrawn construction funds for performing Transitional loans at June 30, 2026. Borrowers must be current in order to receive unfunded commitments. 19) Percentage of Transitional loan portfolios extended beyond original maturity date at June 30, 2026. 20) Current coupon Agency MBS spread over blended 5Y and 10Y Treasury yields. Data sourced from Bloomberg and presented in basis points. 21) Collateral UPB includes cash for Transitional loan securitizations. 22) Bonds sold relative to certificates issued. 23) Status at June 30, 2026 of all Seasoned RPL/NPL loans ever acquired. Non-performing status includes all active loans greater than 60 days delinquent. Liquidated/REO status includes both sold and active REO properties as well as short payoff liquidations and loans sold to third-parties.